EXHIBIT (a)(1)(3)

NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Common Stock
of

InforMax, Inc.

to

Babcock, Inc.

a wholly owned subsidiary of

Invitrogen Corporation

(Not to Be Used for Signature Guarantees)

       This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of InforMax, Inc., a Delaware corporation, are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery or such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company

By Mail: American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038	By Facsimile Transmission: (For Eligible Institutions Only) (718) 234-5001 Confirm by Telephone to: (212) 936-5100 (718) 921-8200	By Hand or Overnight Courier: American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to Babcock, Inc., a Delaware corporation (“Purchaser”) and wholly owned subsidiary of Invitrogen Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase dated October 25, 2002 and the related Letter of Transmittal (which together with the Offer to Purchase and any amendments and supplements thereto collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $0.001 per share (the “Shares”), of InforMax, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Print)

Address(es):

(Zip Code)
Area Code and Telephone No.:

Check box if Shares will be tendered by book-entry transfer:     ☐
Signature(s):

Account Number:

Dated:

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GUARANTEE

(Not to Be Used for Signature Guarantees)

      The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date thereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

(Authorized Signature)
Address:

(Zip Code)
Area Code and Telephone No.:

Name:

Title

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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